Exhibit 5.1
Baker Botts L.L.P.
One Shell Plaza
910 Louisiana
Houston, TX 77002-4995
713.229.1234
Fax 713.229.1522
June 9, 2006
Hines Real Estate Investment Trust, Inc.
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118

Re:	Registration Statement of Hines Real Estate Investment Trust, Inc. on Form S-11
Gentlemen:
     We have acted as counsel to Hines Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933 (as amended, the “Act”), of up to $2,200,000,000 in shares of Common Stock, par value $0.001 per share (the “Shares”) of the Company.
     As a basis for the opinion hereinafter expressed, we have examined the Registration Statement on Form S-11 Registration No. 333-130114 relating to the offering of the Shares filed with the United States Securities and Exchange Commission (the “Commission”) and to which this opinion has been filed as an Exhibit (the “Registration Statement”), the Bylaws of the Company, the Articles of Incorporation of the Company, each as amended to date, originals, or copies certified or otherwise identified, of corporate records of the Company including various resolutions of the board of directors of the Company relating to the issuance and sale of the Shares, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereafter expressed, and such other documents as we have deemed necessary or appropriate for purposes of delivering this opinion.
     In such examination, we have assumed, at your request and without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. We understand that up to $2,000,000,000 in Shares are to be sold by the Company pursuant to the terms of a Dealer Manager Agreement (the “Dealer Manager Agreement”) in substantially the form filed as Exhibit 1.1 to the Registration Statement and Selected Dealer Agreements in substantially the form of Exhibit A to such Dealer Manager Agreement, and up to

$200,000,000 in Shares are to be issued by the Company pursuant to the Company’s Dividend Reinvestment Plan (“DRIP”) filed as Exhibit B to the Registration Statement. With respect to the issuance of any Shares, we have assumed that the Shares will be issued in the manner and under the circumstances contemplated in the Registration Statement, and in the case of Shares sold pursuant to the Dealer Management Agreement, against receipt of the consideration stipulated therefor in such Dealer Manager Agreement and the applicable Selected Dealer Agreement.
     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued in the manner described in the Registration Statement and in accordance with those resolutions of the board of directors of the Company authorizing their issuance, will be validly issued, fully paid and non-assessable.
     Members of our Firm are qualified to practice law in the State of Maryland, and this opinion is limited to the substantive laws of the State of Maryland. This opinion is rendered as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention nor to reflect or accommodate any changes in laws which may hereafter occur.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and the statements with respect to us under the heading “Legal Opinions” in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very Truly Yours,
/s/ Baker Botts L.L.P.